Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

June 22, 2023

Diffusion Pharmaceuticals Inc.

300 East Main Street, Suite 201

Charlottesville, VA 22902

Re:	Registration Statement on Form S-4
File No. 333-271823

Dear Ladies and Gentlemen:

We have acted as counsel for Diffusion Pharmaceuticals Inc. (the “Company”), a Delaware corporation, in connection the filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-4 (including the proxy statement/prospectus/information statement forming a part thereof) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), for the purpose of registering the issuance of up to 10,717,765 shares (the “Securities”) of common stock, par value $0.001, of the Company to be issued in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of March 30, 2023, by and among the Company, Dawn Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and EIP Pharma, Inc., a Delaware corporation (the “Merger Agreement”).

This opinion is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the proxy statement/prospectus/information statement forming a part of the Registration Statement, other than as expressly stated herein with respect to the Securities.

We are members of the bar of the State of New York. This opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. We express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Securities. The opinions expressed herein are based upon the law as in effect and the documentation and facts known to us on the date hereof.

Diffusion Pharmaceuticals Inc. June 22, 2023 Page 2

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering the opinion set forth below, including the following documents:

(i)    the Registration Statement;

(ii)    the Company’s Certificate of Incorporation, as amended, on filed with the Secretary of State of the State of Delaware as of June 14, 2023;

(iii)    the Company’s Bylaws, as amended, effective as of March 18, 2022;

(iv)    a Certificate of Good Standing with respect to the Company issued by the Secretary of State of the State of Delaware, dated June 22, 2023;

(v)    the Merger Agreement; and

(vi)    the resolutions of the board of directors of the Company, relating to, among other things, the issuance of the Securities subject to the Registration Statement.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors, employees and representatives of, and accountants for, the Company and we have assumed in this regard the truthfulness of such certifications and statements. We have not independently established the facts so relied on.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

Based upon the foregoing, we are of the opinion that the Securities, when issued in accordance with the Merger Agreement and pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

Diffusion Pharmaceuticals Inc. June 22, 2023 Page 3

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name in the Registration Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP